EXHIBIT 11.1

                                ZYTEC CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE

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                                                               Three Months Ended              Six Months Ended
                                                            June 29,       June 30,         June 29,       June 30,
                                                             1997            1996            1997            1996
                                                         -----------     -----------     -----------     -----------
Net income, as stated                                    $ 4,709,000     $ 4,889,000     $ 7,312,000     $ 6,997,000
     Convertible debt interest reduction, net of tax         137,000            --           272,000            --
                                                         -----------     -----------     -----------     -----------
          Net income, as adjusted                          4,846,000       4,889,000       7,584,000       6,997,000

Net income per common and common
     equivalent share, primary                           $      0.42     $      0.48     $      0.68     $      0.70

Net income per common and common
     equivalent share, fully diluted                     $      0.41     $      0.48     $      0.66     $      0.69


Primary:
     Weighted average number of common
          shares outstanding                               9,353,751       8,950,141       9,301,568       8,852,022

     Common equivalent shares:
          Dilutive shares from convertible debt              877,193                         877,193
          Dilutive stock options and warrants,
               using Modified Treasury Stock
               Method                                      1,274,103       1,293,644         925,770       1,146,866
                                                         -----------     -----------     -----------     -----------
                                                          11,505,047      10,243,785      11,104,531       9,998,888
                                                         ===========     ===========     ===========     ===========
Fully Diluted:
     Weighted average number of common
          shares outstanding                               9,353,751       8,950,141       9,301,568       8,852,022

     Common equivalent shares:
          Dilutive shares from convertible debt              877,193                         877,193
          Dilutive stock options and warrants,
               using Modified Treasury Stock
               Method                                      1,465,577       1,330,584       1,261,236       1,352,224
                                                         -----------     -----------     -----------     -----------
                                                          11,696,521      10,280,725      11,439,997      10,204,246
                                                         ===========     ===========     ===========     ===========
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